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                                                                  Exhibit 3(iii)

                                     BY-LAWS

                                       OF

                              E-SYNC NETWORKS, INC.
                            (A DELAWARE CORPORATION)


                                    ARTICLE I

                           IDENTIFICATION AND OFFICES

        SECTION 1. NAME. The name of the Corporation is E-Sync Networks, Inc.

        SECTION 2. SEAL. Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation, and the words "Corporate Seal."

        SECTION 3. OTHER OFFICES. The Corporation shall maintain a registered office in the State of Delaware. The Corporation may have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as the activities of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

        SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as may be fixed by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

        SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the Board of Directors, or in the absence of such designation, on the first Tuesday of the seventh month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date as shall be fixed by the Board of Directors.

        SECTION 3. SPECIAL MEETING. Special meetings of the stockholders may be called by the Board of Directors, the Chairman or the President, or as otherwise provided by law.

        SECTION 4. NOTICE. A notice in writing, of each meeting of stockholders, stating the place, day and hour of the meeting, shall be given as required by law.

        SECTION 5. CONSENT. Any action which, under any provision of the General Corporation Law of the State of Delaware, may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken or to be taken, is signed by the holders of



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outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, or by their duly authorized attorneys, and filed with the Secretary of the Corporation as part of the corporate records. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

        SECTION 6. QUORUM. Except as otherwise specifically provided by these By-laws, the Corporation's Certificate of Incorporation or by applicable law, at any meeting of the stockholders the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. The affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders, except with respect to the election of directors or as is otherwise specially provided by a By-law, by the Certificate of Incorporation or by law. Directors shall be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn such meeting from time to time.

        SECTION 7. VOTING. Except as otherwise provided by law or the certificate of incorporation and subject to the provisions of Section 2 of
Article V of these by-laws, each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

        SECTION 8. PROXIES. Every person entitled to vote or execute consents, waivers or releases in respect of shares of stock may do so in person or by one or more agents authorized by a written dated proxy executed by him. A photographic or similar reproduction of a proxy or a telegram, cablegram, wireless or similar transmission of a proxy sent by such person is a sufficient writing. No proxy shall be valid after eleven months from its date of execution unless it specifies the length of time for which it is to continue in force or limits its use to a particular meeting not yet held.

        SECTION 9. WAVIER OF NOTICE. Notice of any stockholders meeting may be waived, in writing, by any shareholder, either before or after the time stated therein and, if any shareholder entitled to vote is present at a stockholders meeting and does not protest, prior to or at the commencement of the meeting, the lack of receipt of proper notice, such shareholder shall be deemed to have waived notice of such meeting.

        SECTION 10. ADVANCE NOTICE OF STOCKHOLDER'S PROPOSALS. At any annual or special meeting of stockholders, proposals by stockholders shall be considered only if advance notice thereof has been timely given as provided herein. Notice of any proposal to be presented by any stockholder at any meeting of stockholders shall be given to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. No additional public announcement or disclosure of the date of any annual meeting of stockholders need be made if the Corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the class and number of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material



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interest of such stockholder in the proposal (other than as a stockholder). The
Chairman of the meeting shall, if the facts warrant, determine and declare whether such notice has not been duly given and if he should so determine he shall so declare to the meeting and direct that the proposal not be considered.

        SECTION 11. ADVANCE NOTICE OF STOCKHOLDER'S NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section
11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close a business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person who the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear in the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedure set forth in this Section 11. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting the nomination was not made in accordance with procedures described by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                                    DIRECTORS

        SECTION 1. POWERS, NUMBER AND TERM. The property, business and affairs of this Corporation shall be controlled, managed and conducted by a Board of Directors of not less than three nor more than eleven directors, who shall hold office until the next annual meeting and until their successors shall be elected and shall have qualified. The number of directors within such maximum and minimum shall be the number fixed by resolution of the stockholders or directors, or in the absence thereof, shall be the number of directors elected at the preceding annual meeting of stockholders plus the number, if any, elected since such meeting to fill a vacancy created by an increase in the size of the Board. The number of directors fixed as aforesaid may from time to time be increased or decreased in the same manner; provided, however, that no reduction in the number of directorships shall remove any director in office or shorten his term. Directors need not be residents of the State of Delaware or


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stockholders of the Corporation.

        SECTION 2. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the directors shall be required to constitute a quorum, but in the absence of a quorum a lessor number may adjourn any meeting from time to time until a quorum is present. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by law or by these By-laws. A director may participate at a meeting of the Board of Directors by means of a conference telephone or similar communications equipment, provided such equipment enables all directors at a meeting to hear one another.

        SECTION 3. MEETINGS. Regular or special meetings of the Board of Directors may be held within or without the State of Delaware. Meetings of the Board of Directors may be called at any time by the Chairman or the President, and it shall be the duty of the President to call such meetings whenever requested in writing so to do by a majority of the Board of Directors. A regular meeting of the Board of Directors may be held without call immediately after and at the same place as the annual meeting of the stockholders or any special meeting of the stockholders at which a Board of Directors is elected. The Board of Directors may fix fees of directors, including reasonable allowance for expenses actually incurred in connection with their duties.

        SECTION 4. NOTICE AND PURPOSE OF MEETING. At least two days' written or oral notice shall be given of all such meetings to every member of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by these by laws. Said notice may be waived by a written waiver signed by all of the directors who receive no such notice of meeting. Attendance by a director at a meeting, without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting.

        SECTION 5. CONSENT. If all the directors (or all members of a committee thereof) severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors (or such committee). The Secretary shall file such consent with the minutes of the meetings of the Board of Directors.

        SECTION 6. VACANCIES. If a vacancy is created by an increase in the number of directorships, it shall be filled for the unexpired term by the concurring vote of directors holding a majority of the number of directorships of the Board of Directors immediately prior to the vote of the increase. Subject to the provisions of any applicable By-laws adopted by stockholders, any other vacancy may be filled for the unexpired term by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, though the number of directors at the meeting is less than a quorum and though such majority is less than a quorum.

        SECTION 7. COMMITTEES. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships at a meeting at which a quorum is present, may designate two or more directors to constitute an Executive or other committee or committees, which committees shall have such powers of the Board of Directors in the management of the property and affairs of the Corporation as shall be provided in such resolutions, except, however, the power to declare dividends, to issue stock, or to recommend to stockholders any action requiring stockholders' approval.



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A majority of the members of any such committee shall fix the time and place of its meetings and shall determine its action, unless the Board of Directors shall provide otherwise. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors as and when required.

                                   ARTICLE IV

                                    OFFICERS

        SECTION 1. GENERAL. A president, a secretary and when deemed necessary by the Board of Directors, a Chairman of the Board of Directors, a chief executive officer, a chief operating officer, one or more vice presidents, a treasurer and such other officers shall be elected by the Board of Directors to hold office until their respective successors are duly elected and qualified or until their earlier death or resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In all cases where the duties of any officer, agent or employee are not expressly prescribed by these by-laws or by the Board of Directors, such officer, agent or employee shall obey the orders and instructions of the President.

        SECTION 2. CHAIRMAN. The Chairman shall, when present, preside at all meetings of the stockholders and Board of Directors and shall have such additional powers and shall perform such further duties and have such other responsibilities (including, without limitation, those of the Chief Executive Officer), as may from time to time be assigned or delegated to him by the Board of Directors or the Executive Committee.

        SECTION 3. PRESIDENT. The President shall have general direction of the operations of the Corporation, subject to the control of the Board of Directors, the Executive Committee and (if applicable) the Chief Executive Officer of the Corporation. He shall, in the absence of the Chairman, preside at all meetings of the stockholders and the Board of Directors and shall have such additional powers and shall perform such further duties and have such other responsibilities as may from time to time be assigned or delegated to him by the Board of Directors, the Executive Committee and/or (if applicable) the Chief Executive Officer of the Corporation. He shall also have authority, unless otherwise directed by the Board of Directors, to attend in person or by substitute appointed by him, or to execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation at all meetings of the stockholders of any corporation in which the Corporation shall hold any stock, and, at all such meetings and otherwise, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership thereof, subject, however, to the instructions, if any, of the Board of Directors, the Executive Committee and the Chief Executive Officer.

        SECTION 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate either the Chairman or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have direct charge of the business and affairs of the Corporation, subject to the control of the Board of Directors and the Executive Committee.

        SECTION 5. CHIEF OPERATING OFFICER. The Chief Operating Officer, if elected, shall have such responsibilities as shall be given by the Board of Directors, the Executive Committee and the Chief Executive Officer (if any).

        SECTION 6. VICE PRESIDENTS. Vice Presidents, when elected, shall have such powers and perform such duties as the President or the Board may from time to time assign and shall perform such



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other duties as may be prescribed by these By-laws. At the request of the
President, or in case of his absence or inability to act, any Vice President so appointed shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

        SECTION 7. SECRETARY. The Secretary shall have charge of the seal of the Corporation and of the stock ledger and transfer books. He shall attend all meetings of stockholders and shall record all proceedings of such meetings in a book or books which shall be the property of the Corporation. Except as otherwise provided in these By-laws, he shall give or cause to be given notice of all meetings of the Board of Directors and stockholders and shall perform such other duties as are incident to the office of Secretary or as are assigned by the Board of Directors.

        SECTION 8. ASSISTANT SECRETARY. If one shall be elected, the Assistant Secretary shall have such powers and perform such duties as the President, Secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-laws. At the request of the Secretary, or in case of his absence or inability to act, the Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

        SECTION 9. TREASURER. If one shall be elected, the Treasurer shall keep correct and complete records of accounting showing accurately at all times the financial condition of the Corporation. The Treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation. Whenever requested by the Board of Directors, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the By-laws may provide and the Board of Directors may assign.

        SECTION 10. ASSISTANT TREASURER. If one shall be elected, the Assistant Treasurer shall have such powers and perform such duties as the President, Treasurer or Board may from time to time assign and shall perform such other duties as may be prescribed by these By-laws. At the request of the Treasurer, or in case of his absence or inability to act, the Assistant Treasurer shall perform the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

        SECTION 11. OTHER OFFICERS. Such other officers as are appointed shall exercise such duties and have such powers as the Board of Directors may assign.

        SECTION 12. TRANSFER OF AUTHORITY. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

        SECTION 13. RESIGNATION AND REMOVAL. Any officer may resign or be removed at any time. An officer who intends to resign shall give written notice to the Board of Directors in care of the President or the Secretary. Removal of an officer, with or without cause, may be effected by the Board of Directors.

        SECTION 14. VACANCIES. A vacancy occurring in any office may be filled for the unexpired portion of the term of office by the Board of Directors.



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                                    ARTICLE V

                                      STOCK

        SECTION 1. CERTIFICATES, FORM AND TRANSFERS. Each stockholder, upon payment in full for his stock, shall be entitled to a certificate certifying the number of shares owned by him in the Corporation. Such certificates may be under seal, or facsimile seal, of the Corporation and shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer except that such signature may be facsimile. If any officer who has signed or whose facsimile signature has been used on any such certificate ceases to serve the Corporation as an officer in the capacity as to which his signature was so used before such certificate has been delivered by the Corporation, the certificate may, nevertheless, be adopted by the Corporation and be issued and delivered as though such officer has not ceased to hold such office.

        Each certificate representing shares shall set forth upon the face thereof as at the time of the issue: (1) the name of the Corporation; (2) a statement that the Corporation is organized under the laws of the State of Delaware; (3) the name of the person to whom issued; (4) the number, class and designation of series, if any, of shares which such certificate represents; and
(5) the par value of each share represented by such certificate or a statement that the shares are without par value.

        Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by assignment in writing by the registered holder thereof, by his legal representatives, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with its transfer agent, if any, and on surrender of the certificate or certificates for such shares and the payment of all taxes thereon. The Corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes except as otherwise expressly provided by the laws of the State of Delaware. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation.

        SECTION 2. CONSIDERATION AND PAYMENT. The capital stock may be issued for such consideration as may be fixed from time to time by the Board of Directors in accordance with applicable law.

        SECTION 3. CLOSING OF TRANSFER BOOKS AND RECORD DATES. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment or any dividend, or for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but such period shall not exceed, in any case, seventy days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten full days immediately preceding the date of such meeting. In lieu of closing the stock transfer books, the Board of Directors by resolution may fix a date as the record date for any such determination of stockholders, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days, and, in case of a meeting of stockholders, no less than ten full days, immediately preceding the date of which the particular event, requiring such determination of stockholders, is to occur.

        When a determination of stockholders entitled to vote at any meeting of stockholders has been



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made as provided in this section, such determination shall apply to any adjournment thereof.

        SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on receipt of an affidavit as to such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond or indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors may in its discretion require.

                                   ARTICLE VI

                             DIVIDENDS AND RESERVES

        SECTION 1. DIVIDENDS. Subject to any limitations or conditions contained in the Certificate of Incorporation, dividends may be declared by a resolution duly adopted by the Board of Directors and may be paid in cash, property or in shares of the capital stock of the Corporation.

        SECTION 2. RESERVES. Before payment of any dividend, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the Board, in its absolute discretion, may determine as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain property or to serve other purposes conducive to the interests of the Corporation.

                                   ARTICLE VII

                                   AMENDMENTS

        Except as otherwise provided by law, the certificate of incorporation or these By-laws, these Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon or by the affirmative vote of directors holding a majority of the directorships. Any notice of a meeting of stockholders or the Board of Directors at which these By-laws are to be adopted, amended or repealed shall include notice of such proposed action. No provision of these By-laws prescribing the vote required to amend these by-laws or any thereof shall be amended by a lesser vote. Any By-law adopted by the stockholders, if it shall so state, may not be altered, amended or repealed by the directors. This Article VII may not be altered, amended or repealed by the directors.

                                  ARTICLE VIII

                                   FISCAL YEAR

        SECTION 1. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.



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